UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

MERISTAR HOSPITALITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice and Proxy Statement

for the

Special Meeting of Stockholders

to be held on

September 23, 2004

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of MeriStar Hospitality Corporation (the “Company”), which will be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on September 23, 2004, at 10:00 a.m., Eastern Daylight Time. All holders of the Company’s outstanding common stock, par value $0.01 per share, as of the close of business on August 11, 2004, are entitled to vote at the Special Meeting.

The Special Meeting is being called to consider and vote upon a proposal to amend and restate the Company’s charter, including amendments to increase the number of authorized shares of stock of the Company and to reduce the vote required to amend most provisions of the charter from two-thirds of the votes entitled to be cast on the matter to a majority of the votes entitled to be cast on the matter. Because the number of outstanding shares of common stock of the Company is approaching the maximum number of shares of common stock authorized by the current charter, the Company wishes to increase the number of authorized shares of stock. The proceeds of the issuance of the common stock will likely be used to make hotel acquisitions, to make capital expenditures, to reduce indebtedness and for general corporate purposes, and the common stock may be issued directly to sellers of hotels or other assets as payment (in full or in part) of the purchase price. Other amendments to the charter are intended to modernize the charter in accordance with recent developments in Maryland law and Federal tax law.

Enclosed for your information are copies of the Company’s Proxy Statement. We believe that you will find these materials informative. Any questions regarding this proxy statement and its related materials should be directed to:

MeriStar Hospitality Corporation 4501 North Fairfax Drive, Suite 500 Arlington, Virginia 22203 Attention: Jerome J. Kraisinger Telephone: (703) 812-7200 Fax: (703) 812-7235	MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 Telephone: (212) 929-5500 Toll-Free Telephone: (800) 322-2885

We hope you will be able to attend the Special Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible in order to make certain that your shares will be represented at the Special Meeting.

Paul W. Whetsell
Chief Executive Officer and
Chairman of the Board

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 23, 2004

To the Stockholders of MERISTAR HOSPITALITY CORPORATION:

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), will be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on September 23, at 10:00 a.m., Eastern Daylight Time. The Special Meeting will be held for the following purposes:

1. To consider and vote upon a proposal to amend and restate the charter of the Company, as described in the accompanying Proxy Statement; and

2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on August 11, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, it is requested that you promptly complete, sign and return the enclosed proxy card.

By Order of the Board of Directors

Jerome J. Kraisinger
Secretary

August 23, 2004

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON

SEPTEMBER 23, 2004

INTRODUCTION

The Board of Directors (the “Board of Directors”) of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), is soliciting proxies from holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be voted at a Special Meeting of Stockholders (the “Special Meeting”) to be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on September 23, 2004, at 10:00 a.m., Eastern Daylight Time, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about August 23, 2004.

Solicitation and Revocability of Proxies

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting. Any stockholder giving a proxy for the meeting has the power to revoke it at any time prior to its use by (i) granting a subsequently dated, properly executed proxy, (ii) attending the Special Meeting and voting in person, or (iii) giving notice of revocation in writing to the Secretary of the Company. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Special Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification. If no instructions are specified, such shares of Common Stock will be voted FOR the proposal to amend and restate the charter of the Company (the “Proposal”) and in the discretion of the proxy holder on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof. The presence in person or by proxy of holders of a majority of the shares entitled to vote will constitute a quorum at the Special Meeting. The affirmative vote of holders of two-thirds of the outstanding shares of Common Stock is required for approval of the Proposal. If a proxy card indicates an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the Proposal.

Outstanding Shares and Voting Rights

Only holders of record of outstanding shares of Common Stock at the close of business on August 11, 2004 will be entitled to vote at the Special Meeting. At the close of business on August 11, 2004, the Company had 87,269,582 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Special Meeting.

We are also authorized to issue shares under our incentive plan, our non-employee directors’ incentive plan and our employee stock purchase plan. As of June 30, 2004, there were 2,378,334 shares subject to outstanding awards under our incentive plan, with an additional 6,836,414 shares available for future grant; 327,500 shares subject to outstanding awards under our non-employee directors’ incentive plan, with an additional 172,500 shares available for future grant; and 488,515 shares under our employee stock purchase plan available for future grant. We have also reserved a total of 19,264,057 shares to be issued upon the conversion of our outstanding 4.75% convertible subordinated notes due 2004, our 9.5% convertible subordinated notes due 2010 and the limited partnership interests in MeriStar Hospitality Operating Partnership, L.P. In addition, we have reserved 4,990,398 shares for issuance in connection with our dividend reinvestment plan. None of the shares described in this paragraph is entitled to vote at the Special Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 31, 2004, by (i) all persons known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, (iii) each of the “named executive officers” (as defined in the SEC’s rules) of the Company and (iv) all directors and named executive officers as a group.

	Shares Beneficially Owned
Name & Address of Beneficial Owner	Number	Percentage
Franklin Resources, Inc.(1)	5,760,407	7.9%
Capital Group International Inc.(2)	4,052,160	5.5%
HBK Investments L.P.(3)	4,408,840	6.0%
Donald Smith & Co., Inc.(4)	5,750,000	7.9%
Stichting Pensioenfonds(5)	4,600,700	6.1%
J. Taylor Crandall(6)	247,235	*
William S. Janes(7)	49,978	*
Brendan J. Keating(8)	13,334	*
Jerome J. Kraisinger(9)	31,667	*
H. Cabot Lodge III(10)	34,308	*
Donald D. Olinger (11)	103,334	*
Paul W. Whetsell(12)	1,442,229	1.9%
James R. Worms(10)	47,036	*
Bruce G. Wiles(13)	713,893	*
D. Ellen Shuman(14)	15,833	*
James F. Dannhauser(15)	25,833	*
Executive officers and directors as a group(11 persons)	2,724,680	3.6%

*	Represents less than 1% of the class.
(1)	Beneficial Ownership information is based on Schedule 13G/A jointly filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (all located at One Franklin Parkway, San Mateo, California 94403), dated February 12, 2004.
(2)	Beneficial Ownership information is based on Schedule 13G/A filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company (both located at 11100 Santa Monica Blvd., Los Angeles, California 90025), dated February 10, 2004.
(3)	Beneficial Ownership information is based on Schedule 13G filed by HBK Investments L.P., dated July 3, 2003.
(4)	Beneficial Ownership information is based on Schedule 13G filed by Donald Smith & Co., Inc. dated January 2, 2004.
(5)	Beneficial Ownership information is based on Schedule 13G filed by Stichting Pensioenfonds, dated April 1, 2004.
(6)	Includes 53,068 shares held by Cherwell Investors, Inc. (“Cherwell”), 75,260 shares held by Penobscot Partners, L.P. (“Penobscot”), 100,000 shares held by PTJ Merchant Banking Partners, L.P. (“PTJ Merchant”) and 4,067 shares held by Group 31, Inc. Mr. Crandall is the President and sole shareholder of Group 31, Inc. and the President and sole shareholder of PTJ, Inc., which is the sole general partner of PTJ Merchant. PTJ Merchant is the sole general partner of Penobscot. Mr. Crandall is also the President and sole stockholder of Acadia MGP, Inc., which is the managing general partner of Acadia FW Partners, L.P., which is the sole stockholder of Cherwell. Also includes 8,333 shares of Common Stock that have vested under options granted.
(7)	Includes 40,833 shares of Common Stock that have vested under options granted.
(8)	Includes (i) 8,334 shares of Common Stock that have vested under options granted and (ii) 5,000 shares of unvested restricted Common Stock that constitute stock awards.

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(9)	Includes (i) 16,667 shares of Common Stock that have vested under options granted and (ii) 15,000 shares of unvested restricted Common Stock that constitute stock awards.
(10)	Includes 34,308 shares of Common Stock that have vested under options granted.
(11)	Includes (i) 33,334 shares of Common Stock that have vested under options granted and (ii) 20,000 shares of unvested restricted Common Stock that constitute stock awards.
(12)	Includes (i) 1,045,409 shares of Common Stock that have vested under options granted and (ii) 125,000 shares of unvested restricted Common Stock that constitute stock awards.
(13)	Includes (i) 548,428 shares of Common Stock that have vested under options granted and (ii) 5,758 operating partnership units.
(14)	Includes 15,833 shares of Common Stock that have vested under options granted.
(15)	Includes 25,833 shares of Common Stock that have vested under options granted.

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PROPOSAL NO. 1

The Board of Directors has declared the amendment and restatement of the charter of the Company advisable and has directed that the Proposal be submitted for consideration at the Special Meeting. A form of Third Articles of Amendment and Restatement, marked to reflect changes to the Company’s current charter, is attached to this Proxy Statement as Annex 1, and this summary of the provisions of the Third Articles of Amendment and Restatement is qualified in its entirety by reference to Annex 1, which you should read in its entirety.

If the Proposal is approved by the holders of Common Stock, the Company’s current charter will be amended to provide that the Company has authority to issue 400,000,000 shares of stock, consisting of 300,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The Company currently has authority to issue 200,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock. Because the number of outstanding shares of Common Stock is approaching the maximum number of shares of Common Stock authorized by the current charter, the Company wishes to increase the number of authorized shares of stock to permit it to issue additional shares of Common Stock. The proceeds of the issuance of the Common Stock will likely be used to make hotel acquisitions, to make capital expenditures, to reduce indebtedness and for general corporate purposes, and the Common Stock may be issued directly to sellers of hotels or other properties as payment (in full or in part) of the purchase price. No further stockholder approval will be sought prior to such issuances.

The Company’s current charter will also be amended, if the Proposal is approved by the holders of Common Stock, to reduce the vote required to amend the charter (other than provisions that, if amended, would, in the determination of the Board of Directors, cause the Company not to qualify as a real estate investment trust under the Internal Revenue Code or provisions relating to removal of directors or to amendments requiring a special stockholder vote) from two-thirds of the votes entitled to be cast on the matter to a majority of the votes entitled to be cast on the matter. Under Maryland law, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Reducing the vote threshold for most charter amendments from two-thirds of the votes entitled to be cast to a majority of the votes entitled to be cast will make it easier for the Company to amend its charter and will prevent minority stockholders from exercising a veto power over charter amendments that might be desired by or beneficial to holders of a majority of the Company’s stock.

If the Proposal is approved by the holders of Common Stock, certain amendments also will be made to those provisions of the Company’s current charter that impose restrictions on the ownership and transfer of the Company’s stock (the “REIT Ownership Restrictions”) in order to assist the Company to maintain its status as a real estate investment trust under the Internal Revenue Code. These amendments would revise the ownership and transfer restrictions so that they also will apply to all classes and series of Preferred Stock that might be issued by the Company. In addition, a number of definitional and other provisions included in the REIT Ownership Restrictions would be updated to include some items currently included in charters of other real estate investment trusts and other clarifying and conforming changes.

Additionally, if the Proposal is approved by the holders of Common Stock, the Company’s current charter will be amended to include several provisions that are now permissible based on changes to the Maryland General Corporation Law (the “MGCL”) since the last amendment and restatement of the Company’s charter. These provisions would:

•	authorize stockholders, if less than unanimous consents are permitted by the Company’s bylaws, to consent to action in writing or by electronic transmission by the minimum number of votes that would be necessary to take the action at a meeting; and

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•	provide that the number of directors may never be less than the minimum number required by the Maryland General Corporation Law (which is now one instead of three).

Finally, if the Proposal is approved by the holders of Common Stock, various ministerial changes will be made to the Company’s current charter, including changes that would clarify that:

•	the rights of all stockholders and the terms of all stock are subject to the provisions of the Company’s charter and bylaws;

•	the Board of Directors has the power to determine the application of ambiguous charter provisions and to determine the action required to be taken by ambiguous charter provisions; and

•	various determinations relating to the business and affairs of the Company made in good faith by the Board of Directors consistent with the Company’s charter are final, conclusive and binding upon the Company and every stockholder.

If the holders of Common Stock approve the Proposal, the Third Articles of Amendment and Restatement will be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and the amendment and restatement of the Company’s charter as described above will be effective upon the acceptance for record of the Third Articles of Amendment and Restatement by the SDAT.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

MISCELLANEOUS

Proxy Solicitation

The Company has retained MacKenzie Partners, Inc. (the “Proxy Solicitor”) as its proxy solicitor in connection with the Special Meeting. The cost of soliciting proxies will be borne by the Company, which will pay the Proxy Solicitor a fee of $7,500. In addition, directors, executive officers and employees of the Company, without receiving additional compensation, may also solicit proxies. Proxies may be solicited by mail, by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. Any questions or requests for assistance regarding this proxy statement and related materials may be directed to:

MeriStar Hospitality Corporation 4501 North Fairfax Drive, Suite 500 Arlington, Virginia 22203 Attention: Jerome J. Kraisinger Telephone: (703) 812-7200 Fax: (703) 812-7235	MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 Telephone: (212) 929-5500 Toll-Free Telephone: (800) 322-2885

Incorporation by Reference

All information required by Item 13(a) of Schedule 14A under the Exchange Act that is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 is hereby incorporated by reference into this Proxy Statement.

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Accountants’ Attendance at the Special Meeting

Representatives of KPMG LLP (i) are expected to be present at the Special Meeting, (ii) will have the opportunity to make a statement if they desire to do so and (iii) are expected to respond to appropriate questions.

Stockholder Nominations and Proposals for Next Annual Meeting

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and form of proxy for the 2005 Annual Meeting must be received by December 17, 2004. In addition, nominations by stockholders of candidates for director and proposals by stockholders other than pursuant to the Rule 14a-8 process must be submitted in accordance with the Company’s Bylaws. The Company’s Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice (including certain specified information) generally must be delivered to the Secretary of the Company, at its principal executive offices, not later than the close of business on the 60th day and no earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, under the current Bylaws, a stockholder nomination or proposal intended to be considered at the 2005 Annual Meeting must be received by the Secretary after the close of business on February 25, 2005 and prior to the close of business on March 27, 2005. The Secretary of the Company will provide a copy of the Company’s Charter and Bylaws upon written request and without charge.

Other Matters

The Board of Directors does not intend to bring any matter before the Special Meeting other than as set forth in the Notice of Special Meeting and as described in this Proxy Statement and other than matters incidental to the conduct of the meeting. However, if any other matter should properly come before the Special Meeting, the persons named as proxies in the accompanying Proxy intend to vote in accordance with their discretion on any such matter.

Jerome J. Kraisinger
Secretary

August 23, 2004

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2003 AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004, EACH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST TO JEROME J. KRAISINGER, SECRETARY, MERISTAR HOSPITALITY CORPORATION, 4501 NORTH FAIRFAX DRIVE, SUITE 500, ARLINGTON, VA 22203 (TEL: 703-812-7200).

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ANNEX 1

MERISTAR HOSPITALITY CORPORATION

~~COMPOSITE CHARTER~~

THIRD ARTICLES OF AMENDMENT AND RESTATEMENT

~~ARTICLE I~~

FIRST: MeriStar Hospitality Corporation, a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

~~The undersigned, Tracy A. Bacigalupo, whose address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.~~

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

~~ARTICLE II~~

ARTICLE I

NAME

The name of the corporation (hereinafter, the “Corporation”) is

MeriStar Hospitality Corporation

ARTICLE ~~III~~II

PURPOSES

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland now or hereafter in force. Subject to, and not in limitation of the authority of the preceding sentence, the Corporation intends to engage in business as a real estate investment trust (a “REIT”) qualifying as such under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”).

ARTICLE ~~IV~~III

PRINCIPAL OFFICE IN MARYLAND

AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is ~~300 East Lombard Street~~c/o Venable LLP, Suite 1800, 2 Hopkins Plaza, Baltimore, Maryland ~~21202~~,21201, Attention: ~~Tracy A. Bacigalupo~~James J. Hanks, Jr., Esq. The name of the resident agent of the Corporation in the State of Maryland is ~~Tracy A. Bacigalupo, c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202~~.James J. Hanks, Jr., Esq., whose post office address is c/o Venable LLP, Suite 1800, 2 Hopkins Plaza, Baltimore, Maryland 21201. The resident agent is a citizen of and resides in the State of Maryland.

ARTICLE ~~V~~IV

SHARES OF STOCK

Section 1. Authorized Shares of Stock.

~~Authorized Shares. The total number of shares of stock of all classes that the~~The Corporation has authority to issue is ~~200,000,000~~ 400,000,000 shares of stock, consisting of ~~(a) 100,000,000~~ 300,000,000 shares of ~~common stock~~Common Stock, $0.01 par value ~~$0.01~~ per share (“Common Stock”), and ~~(b) 100,000,000~~ 100,000,000 shares of ~~preferred stock~~Preferred Stock, $0.01 par value ~~$0.01~~ per share (“Preferred Stock”), to be issued from time to time with such rights, preferences and priorities as the Board of Directors of the Corporation (the “Board of Directors” or “Board”) shall designate; provided that such ~~preferred stock~~Preferred Stock shall not be used for anti-takeover purposes and shall not have super-majority voting rights. The aggregate par value of all authorized shares of stock having par value is $4,000,000.

Section 2. REIT-Related Restrictions and Limitations on the Equity Stock.

The Corporation shall seek to ~~elect and~~ maintain its status as a REIT under the Code. ~~Until such time as Article V shall have been amended in accordance with~~ Until the Restriction Termination Date (as defined in Section 2(~~E~~A)(1) of this Article ~~V in order to terminate the REIT status of the Corporation, it shall be the duty of~~IV), the Board of Directors ~~to~~shall use commercially reasonable efforts to ~~ensure that the Corporation satisfies the requirements for qualification~~take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Corporation as a REIT under the Code, including, but not limited to, actions relating to the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to the~~Corporation’s stockholders (the “Stockholders”)~~ stockholders of the Corporation (the “Stockholders”); provided, however, that after the occurrence of the Restriction Termination Date, the Board of Directors shall revoke or otherwise terminate the Corporation’s REIT election pursuant to section 856(g) of the Code.

A. Restrictions on Transfer.

1. Definitions. For purposes of this Article ~~V~~IV, the following terms shall have the following meanings set forth below:

“Beneficial Ownership” shall mean ownership of shares of Equity Stock by a Person who is or would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of section 544 of the Code, as modified by section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own,” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean, with respect to any Trust, one or more organizations described in each of section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 2(B)(1) of Article ~~V hereof.~~IV hereof.

“Charter Effective Date” shall mean the date upon which these Third Articles of Amendment and Restatement are accepted for record by the State Department of Assessments and Taxation of the State of Maryland.

~~“Board of Directors” shall mean the Board of Directors of the Corporation.~~

“Constructive Ownership” shall mean ownership of shares of Equity Stock or Manager Shares, as applicable, by a Person who is or would be treated as an owner of such shares of Equity Stock or Manager Shares either directly or indirectly through the application of section 318 of the Code, as modified by section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own,” and “Constructively Owned” shall have correlative meanings.

“Covered Person” shall mean (i) a Person, who or which (ii) Constructively Owns both outstanding shares of Equity Stock and Manager Shares; provided that (A) during such time as the shares of the applicable class or classes of Equity Stock ~~is~~are regularly traded, within the meaning of section 856(d)(3) of the Code, on the New York Stock Exchange or any other established securities market (within the meaning of section 856(d)(3) of the Code), clause (ii) of this definition shall be applied in the case of each such class of Equity Stock by including only Persons who Constructively Own outstanding shares of such class of Equity Stock in excess of 5% of the total outstanding shares of such class of Equity Stock and (B) during such time as any class of Manager Shares of a Manager Entity that is a corporation are regularly traded, within the meaning of section 856(d)(3) of the Code, on the New York Stock Exchange or any other established securities market (within the meaning of section 856(d)(3) of the Code), clause (ii) of this definition shall be applied in the case of such class of Manager Shares by including only Persons who Constructively Own outstanding shares of such class of Manager Shares in excess of 5% of the total outstanding shares of such class of Manager Shares. A Person shall also be treated as a Covered Person if such Person does not Constructively Own any shares of Equity Stock, but a Transfer or attempted Transfer of shares of Equity Stock to such Person would have been prohibited by this Article ~~V~~IV if such Person had already owned any shares of Equity Stock.

“Equity Stock” shall mean ~~Common Stock~~any class or series of stock of the Corporation, including, without limitation, Common Stock or Preferred Stock. The term “Equity Stock” shall include all shares of Common Stock ~~of the Corporation~~and Preferred Stock that are held as Shares-in-Trust in accordance with the provisions of Section 2(B) of Article ~~V~~IV hereof. ~~“Initial Public Offering” means the sale of shares of Common Stock pursuant to the Corporation’s first effective registration statement for such shares of Common Stock filed under the Securities Act of 1933, as amended.~~

“Look-Through Entity” shall mean an entity (i) that is looked through for purposes of the “closely held” test in section 856(h) of the Code and (ii) each beneficial owner of which would satisfy the Ownership Limit if such beneficial owner owned directly its proportionate share of the shares of Equity Stock that are held by the Look-Through Entity, which, by way of example, could include (i) a pension trust that qualifies for look-through treatment under section 856(h)(3) of the Code, (ii) an entity that qualifies as a regulated investment company under section 851 of the Code, or (iii) a corporation.

“Look-Through Ownership Limit” shall mean 15% of the number of outstanding shares ~~of any class~~ of Equity Stock.

“Manager Entity” shall mean any of ~~(i) Doral International, Inc. or its successor, (ii) MeriStar~~Interstate Hotels & Resorts, Inc. or its successor or (iii) any other Person that has in effect any management agreement or similar service contract pursuant to which such Person manages or operates any lodging or related facility of the Corporation or any of its ~~affiliates or subsidiaries~~Subsidiaries (including any TRS).

“Manager Ownership Limit” shall mean 34.9% of the total outstanding shares of Equity Stock.

“Manager Share Percentage” shall mean (i) with respect to each Manager Entity that is a corporation, 35% of either (A) the total combined voting power of all Manager Shares entitled to vote or (B) the total ~~outstanding~~ Manager Shares and (ii) with respect to each Manager Entity that is not a corporation, 35% of the total interests in the assets or net profits of such Person.

“Manager Shares” shall mean (i) outstanding shares of stock of any Manager Entity that is a corporation, including, without limitation, any such shares that are held in trust in accordance with such corporation’s certificate of incorporation and (ii) interests in the assets or net profits of any Manager Entity that is not a corporation.

“Market Price” on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if ~~the~~such shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which ~~the~~such shares of Equity Stock are listed or admitted to trading or, if ~~the~~such shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the ~~National Association of Securities Dealers, Inc. Automated Quotation System~~NASDAQ Stock Market or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if ~~th~~esuch shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in ~~the~~such shares of Equity Stock selected by the Board of Directors or, in the event that no trading price is available for such shares of Equity Stock, the fair market value of such shares of Equity Stock, as determined in good faith by the Board of Directors.

“~~MeriStar Hospitality Operating Partnership Agreement” shall mean the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended or restated from time to time.~~ “Non-Transfer Event” shall mean an event, other than a purported Transfer, that would cause any Person or one or more Covered Persons, as applicable, to Beneficially Own or Constructively Own, as applicable, shares of Equity Stock in excess of the Manager Ownership Limit, the Ownership Limit or the Look-Through Ownership Limit, as applicable, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership or Constructive Ownership, as applicable, of shares) of Equity Stock or the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock or for interests in any Person.

“Operating Partnership” shall mean MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership.

“Ownership Limit” shall mean 9.8% of the number of outstanding shares ~~of any class~~ of Equity Stock.

“Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 2(B)(5) of Article ~~V~~IV hereof.

“Person” shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in section 642(c) of the Code, association, private foundation within the meaning of section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 2(A)(3) of Article ~~V~~IV hereof, would own record title to shares of Equity Stock.

“Restriction Termination Date” shall mean the first day after the ~~date of the Initial Public Offering on which this Article V has been amended in accordance with Section 2(E) of this Article V in order to terminate the REIT status~~Charter Effective Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or to continue to, qualify under the Code as a REIT.

“Shares-in-Trust” shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section 2(A)(3) of Article ~~V~~IV hereof.

~~“Trading Day” shall mean~~Subsidiary” shall mean any entity in which the Corporation or the Operating Partnership owns an interest either directly or indirectly, including, without limitation, any partnership or limited liability company.

“Trading Day” shall mean, with respect to Equity Stock, a day on which the principal national securities exchange on which ~~the~~such shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if ~~the~~such shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership or Constructive Ownership, as applicable, of shares) of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning.

“TRS” shall mean a taxable REIT subsidiary (within the meaning of section 856(l) of the Code) of the Corporation.

“TRS Tenant” shall mean a TRS that satisfies one or more of the exceptions set forth in section 856(d)(8) of the Code.

“Trust” shall mean any separate trust created pursuant to Section 2(A)(3) of Article ~~V~~IV hereof and administered in accordance with the terms of Section 2(B) of Article ~~V~~IV hereof, for the exclusive benefit of any Beneficiary.

“Trustee” shall mean any Person or entity, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership or Constructive Ownership, as applicable, of the shares of Equity Stock that would have been owned of record by the Prohibited Owner), such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

2. Restriction on Ownership and Transfers.

(a) Subject to Section 2(A)(8) of Article ~~V~~IV hereof, and except as provided in Section 2(A)(7) of Article ~~V~~IV hereof, from the ~~date of the Initial Public Offering~~Charter Effective Date and prior to the Restriction Termination Date, (i) no Person (other than a Look-Through Entity) shall Beneficially Own or Constructively Own ~~outstanding~~ shares of Equity Stock in excess of the Ownership Limit~~; provided, however, a~~ and no Look-Through Entity ~~may~~shall Beneficially Own or Constructively Own ~~outstanding~~ shares of Equity Stock in an amount ~~not to exceed~~in excess of the Look-Through Ownership Limit, and (ii) any purported Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as applicable, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit or the Look-Through Ownership Limit, as applicable, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

(b) Subject to Section 2(A)(8) of Article ~~V hereof, and except as provided in Section 2(A)(7) of Article V~~IV hereof, from the ~~date of the InitialPublic Offering~~Charter Effective Date and prior to the Restriction Termination Date, any purported Transfer that, if effective, would result in the shares of all classes and series of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

(c) From the ~~date of the Initial Public Offering~~Charter Effective Date and prior to the Restriction Termination Date, any purported Transfer ~~of shares of Equity Stock~~ that, if effective, would result in the Corporation being “closely held” within the meaning of ~~Section~~section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be “closely held” within the meaning of ~~Section~~section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

(d) From the ~~date of the Initial Public Offering~~Charter Effective Date and prior to the Restriction Termination Date, any purported Transfer ~~of shares of Equity Stock~~ that, if effective, would cause the Corporation to Constructively Own 9.9% or more of the ownership interests in a tenant of the real property of the Corporation, the Operating Partnership or any ~~direct or indirect subsidiary (including, without limitation, partnerships and limited liability companies) of the Corporation or the Operating Partnership (a “Subsidiary”)~~Subsidiary, within the meaning of ~~Section~~section 856(d)(2)(B) of the Code, (other than such a tenant that is a TRS Tenant) shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own 9.9% or more of the ownership interests in a tenant of the Corporation’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of ~~Section~~section 856(d)(2)(B) of the Code, (other than such a tenant that is a TRS Tenant) and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

(e) Subject to Section 2(A)(8) of Article ~~V~~IV hereof, and except as provided in Section 2(A)(7) of Article ~~V~~IV hereof, on any date prior to the Restriction Termination Date, (i) one or more Covered Persons who or which Constructively Own Manager Shares in excess of the Manager Share Percentage may not Constructively Own shares of Equity Stock in excess of the Manager Ownership Limit and (ii) any purported Transfer that, if effective, would result in one or more Covered Persons, who or which Constructively Own Manager Shares in excess of the Manager Share Percentage, Constructively Owning shares of Equity Stock in excess of the Manager Ownership Limit shall be void ab initio as to the Transfer of such shares of Equity Stock that would otherwise be Constructively Owned by any Covered Person or Persons as a result of such Transfer and would result in one or more Covered Persons Constructively Owning shares of Equity Stock in excess of the Manager Ownership Limit and the intended transferee or transferees shall acquire no rights in such shares of Equity Stock.

(f) Subject to Section 2(A)(8) of Article ~~V~~IV hereof, on any date prior to the Restriction Termination Date, (i) no Manager Entity shall Constructively Own shares of Equity Stock in excess of the Manager Ownership Limit and (ii) any purported Transfer that, if effective, would result in any Manager Entity Constructively Owning shares of Equity Stock in excess of the Manager Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Constructively Owned by such Person in excess of the Manager Ownership Limit and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

3. Transfer to Trust.

(a) If, notwithstanding the other provisions contained in this Section 2(A) of Article ~~V, at any time~~IV, from and after the ~~Initial Public Offering~~Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit (or, in the case of a Look-Through Entity, either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit), then, (i) except as otherwise provided in Section 2(A)(7) of Article ~~V~~IV hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as applicable, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as applicable (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 2(B) of Article ~~V~~IV hereof, transferred automatically and by operation of law to the Trust to be held in accordance with that Section 2(B) of Article ~~V~~IV, and (iii) the Prohibited Owner shall submit such number of shares of such Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(b) If, notwithstanding the other provisions contained in this Section 2(A) of Article ~~V, at any time~~IV, from and after the ~~Initial Public Offering~~Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of all classes and series of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being “closely held” within the meaning of ~~Section~~section 856(h) of the Code, or (iii) cause the Corporation to Constructively Own ~~10~~9.9% or more of the ownership interests in a tenant of the Corporation’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of ~~Section~~section 856(d)(2)(B) of the Code, (other than such a tenant that is a TRS Tenant) then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title ~~of~~to the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of all classes and series of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being “closely held” within the meaning of ~~Section~~section 856(h) of the Code, or (C) cause the Corporation to Constructively Own ~~10~~9.9% or more of the ownership interests in a tenant of the Corporation’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of ~~Section~~section 856(d)(2)(B) of the Code, (other than such a tenant that is a TRS Tenant) (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 2(B) of Article ~~V~~IV hereof, transferred automatically and by operation of law to the Trust to be held in accordance with that Section 2(B) of Article ~~V~~IV, and (z) the Prohibited Owner shall submit such number of shares of such Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(c) If, notwithstanding the other provisions contained in this Section 2(A) of ~~this~~ Article ~~V~~IV, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that (i) one or more Covered Persons, who or which Constructively Own Manager Shares in excess of the Manager Share Percentage, would Constructively Own shares of Equity Stock in excess of the Manager Ownership Limit, or (ii) any Manager Entity would Constructively Own shares of Equity Stock in excess of the Manager Ownership Limit then, (x) except as otherwise provided in Section 2(A)(7) of Article ~~V~~IV hereof, the purported transferee or transferees shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Constructively Owned by such Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Covered Person or Covered Persons to Constructively Own shares of Equity Stock in excess of the Manager Ownership Limit or would cause such Manager Entity to Constructively Own shares of Equity Stock in excess of the Manager Ownership Limit, as applicable, (y) such number of shares of Equity Stock in excess of the Manager Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 2(B) of Article ~~V~~IV hereof, transferred automatically and by operation of law to the Trust to be held in accordance with that Section 2(B) of Article ~~V~~IV, and (z) the Prohibited Owner or Prohibited Owners shall submit such number of shares of such Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

4. Remedies For Breach. If the ~~Corporation, or its designees,~~Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer has taken place in violation of Section 2(A)(2) of Article ~~V~~IV hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 2(A)(2) of Article ~~V hereof, the Corporation~~IV hereof (whether or not such violation is intended), the Board of Directors or such duly authorized committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

5. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire shares of Equity Stock in violation of Section 2(A)(2) of Article ~~V~~IV hereof, or any Person who would have owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section 2(A)(3) of Article ~~V~~IV hereof, shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such purported Transfer or Non-Transfer Event, as the case may be, on the Corporation’s status as a REIT under the Code.

6. Owners Required to Provide Information. ~~From the date of the Initial Public Offering and prior to~~Until the Restriction Termination Date:

(a) Every Beneficial Owner or Constructive Owner of 5% or more ~~than 5%~~, or such lower percentages as required pursuant to regulations under the Code (currently Treasury Regulation ~~(S)~~section 1.857-8(d)), of the outstanding shares of all classes and series of stock of the Corporation shall, ~~within 30 days after~~no later than January ~~1~~30 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of each class and series of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s status as a REIT under the Code and to ensure compliance with the Manager Ownership Limit, the Ownership Limit or the Look-Through Ownership Limit, as applicable.

(b) Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation’s status as a REIT under the Code and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Manager Ownership Limit, the Ownership Limit or the Look-Through Ownership Limit, as applicable.

7. Exception. The Ownership Limit or the Look-Through Ownership Limit, as applicable, shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in Section 2(A)(2) of Article ~~V~~IV hereof will not be violated following the distribution by such underwriter of such shares. The Manager Ownership Limit shall not apply to the acquisition of shares of Equity Stock or rights, options or warrants for, or securities convertible into, shares of Equity Stock, by an underwriter that participates in a public offering of such shares, rights, options, warrants or convertible securities for a period of 90 days following the purchase by such underwriter of such shares, rights, options, warrants or convertible securities provided that the underwriter, alone or in combination with one or more other Covered Persons, does not Constructively Own shares of Equity Stock in excess of the Manager Ownership Limit. In addition, the Board of Directors, in its sole discretion and upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors as it may deem necessary or desirable in order to maintain the Corporation’s status as a REIT under the Code, may exempt (prospectively or retroactively) a Person from the Ownership Limit or the Look-Through Ownership Limit, if (i) such Person is not (A) an individual for purposes of Code ~~Section~~section 542(a)(2), as modified by Code ~~Section~~section 856(h) or (B) treated as the owner of such stock for purposes of Code ~~Section~~section 542(a)(2), as modified by Code ~~Section~~section 856(h) and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person’s Beneficial or Constructive Ownership of such shares of Equity Stock will violate Section 2(A)(2)(b), 2(A)(2)(c), 2(A)(2)(d), 2(A)(2)(e) or 2(A)(2)(f) of Article ~~V~~IV hereof, (ii) such Person does not and represents that it will not Beneficially or Constructively Own shares of Equity Stock to the extent that such Beneficial or Constructive Ownership of Equity Stock would result in the Corporation being “closely held” within the meaning of ~~Section~~section 856(h) of the Code, or otherwise failing to qualify as a REIT under the Code (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation Constructively Owning an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation, ~~the Operating Partnership or a Subsidiary to Constructively Own more than a 9.9% interest in such tenant~~a 9.9% or greater interest in such tenant (other than a TRS Tenant)), and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact, and (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 2(A)(2) through 2(A)(6) of this Article ~~V~~IV) will result in such shares of Equity Stock that are in excess of the Ownership Limit or Look-Through Ownership Limit, as the case may be, being designated as Shares-in-Trust in accordance with the provisions of Section 2(A)(3) of Article ~~V~~IV hereof.

8. New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in ~~these Articles of Amendment and Restatement~~the charter of the Corporation (the “Charter”) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. or any other national securities exchange or any automated quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article ~~V~~IV and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article.

B. Shares-in-Trust.

1. Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section 2(A)(3) of Article ~~V~~IV hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after the establishment thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section 2(A)(3) of Article ~~V~~IV hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of the applicable class or series of Equity Stock ~~of the Corporation~~ and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 2(B)(5) of Article ~~V~~IV hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

2. Dividend Rights. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be authorized by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 2(A)(3) of Article ~~V~~IV hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

3. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class or series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding-up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 2(B)(3) of Article ~~V~~IV in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for such shares of Equity Stock and which Transfer resulted in the transfer of ~~the~~such shares to the Trust, the price per share, if any, such Prohibited Owner paid for ~~the~~such shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of such shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

4. Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that ~~the~~such shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and be void ab initio with respect to such Shares-in-Trust and be recast by the Trustee, in its sole and absolute discretion; provided, however, that if the Corporation has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section 2(A)(3) of Article ~~V~~IV hereof, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

5. Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition violating any of the restrictions set forth in Section 2(A)(2) and without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section 2(A)(3) of Article ~~V~~IV hereof. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 2(B)(5) of Article ~~V~~IV, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of such shares of Equity Stock, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Prohibited Owner pursuant to Section 2(B)(6) of Article ~~V~~IV hereof.

6. Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 2(B)(5) of Article ~~V~~IV hereof or following the acceptance of the offer to purchase such shares in accordance with Section 2(B)(7) of Article ~~V~~IV hereof) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for such shares of Equity Stock and which Transfer resulted in the transfer of ~~the~~such shares to the Trust, the price per share, if any, such Prohibited Owner paid for ~~the~~such shares of Equity Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of such shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section 2(B)(5) or 2(B)(~~6~~7) of Article ~~V~~IV hereof. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 2(B)(6) shall be distributed to the Beneficiary in accordance with the provisions of Section 2(B)(5) of Article ~~V~~IV hereof. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 2(B), by such Trustee ~~or the Corporation~~.

7. Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. Subject to Section 2(B)(~~6~~5) of Article ~~V~~IV hereof, the Corporation shall have the right to accept such offer for a period of ~~ninety~~90 days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 2(A)(5) of Article ~~V~~IV hereof.

C. Remedies Not Limited. Subject to Section 2(A)(8) of Article ~~V~~IV hereof, nothing contained in this Article ~~V~~IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its ~~stockholders~~Stockholders by preservation of the Corporation’s status as a REIT under the Code and to ensure compliance with the Manager Ownership Limit, the Ownership Limit or the Look-Through Ownership Limit, as applicable.

D. Legend. Each certificate for shares of Equity Stock shall bear substantially ~~bear~~ the following legend:

“The shares ~~of Common Stock~~ represented by this certificate are subject to restrictions on transfer and ownership for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). ~~No~~Except as otherwise provided pursuant to the charter of the Corporation, no Person may (i) Beneficially Own or Constructively Own shares of ~~Equity Stock~~any class or series of the Corporation’s stock in excess of 9.8% of the number of outstanding shares of ~~any~~such class ~~of Equity Stock~~or series (or, in the case of a Look-Through Entity, in excess of 15% of the number of outstanding shares of ~~any~~such class ~~of Equity Stock~~or series), (ii) beneficially own shares of ~~Equity Stock~~any class or series of the Corporation’s stock that would result in the shares of ~~Equity Stock~~all classes and series of the Corporation’s stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own shares of ~~Equity Stock~~any class or series of the Corporation’s stock that would result in the Corporation being “closely held” under ~~Section~~section 856(h) of the Code, or (iv) Constructively Own shares of ~~Equity Stock~~any class or series of the Corporation’s stock that would cause the Corporation to Constructively Own 9.9% or more of the ownership interests in a tenant of the Corporation’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of ~~Section~~section 856(d)(2)(B) of the Code (other than such a tenant that is a TRS Tenant). In addition, one or more Covered Persons, who or which Constructively Own Manager Shares in excess of the Manager Share Percentage, may not Constructively Own shares of ~~Equity Stock~~any class or series of the Corporation’s stock in excess of 34.9% of the ~~total~~ outstanding shares of ~~Equity Stock~~such class or series and no Manager Entity may Constructively Own shares of ~~Equity Stock~~any class or series of the Corporation’s stock in excess of 34.9% of the ~~total~~ outstanding shares of ~~Equity Stock~~such class or series. Any Person who acquires or attempts ~~to Beneficially Own or Constructively Own shares of Equity Stock~~or intends to acquire shares of any class or series of the Corporation’s stock in excess of the above limitations must immediately notify the Corporation in writing, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice. Any purported Transfer of shares of any class or series of the Corporation’s stock that would result in a violation of the above restrictions shall be void ab initio as to the shares that would result in such violation and the intended transferee shall not have or acquire any rights in such shares. If the restrictions above are violated, the shares of ~~Equity Stock~~any class or series of the Corporation’s stock represented hereby will be transferred automatically ~~and by operation of law~~ to a Trust and shall be designated Shares-in-Trust. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or Non-Transfer Event may violate the restrictions described above. All capitalized terms in this legend have the meanings defined in the Corporation’s charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests. Requests for such a copy may be directed to the secretary of the Corporation at its principal office.”

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability on request and without charge.

E. Amendment. ~~Notwithstanding any other provisions of the charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage maybe specified by law, the charter or the Bylaws of the Corporation), the~~The provisions of this Article ~~V~~IV shall not be amended, altered, changed or repealed without the affirmative vote of ~~all~~a majority of the Independent Directors ~~and the holders of not less than two-thirds of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class~~(as hereinafter defined).

Section 3. Common Stock.

Subject to the provisions of Sections 2 and 46 of this Article ~~V~~IV, and except as may otherwise be specified in the terms of any class or series of Common Stock, the Common Stock shall have the following preferences, rights, powers, restrictions, limitations and qualifications, and such others as may be afforded by law:

A. Voting Rights. ~~Except as may otherwise be required by law, each~~Each holder of Common Stock shall have one vote in respect of each share of Common Stock held of record on all matters to be voted upon by the Stockholders.

B. Dividend Rights. The holders of Common Stock shall be entitled to receive, ratably in proportion to the number of shares of Common Stock held by them, such dividends as may be authorized from time to time by the Board of Directors out of assets legally available therefor.

C. Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, all of the assets of the Corporation, if any, remaining, of whatever kind available for distribution to Stockholders after the foregoing distributions have been made shall be distributed to the holders of the Common Stock, ratably in proportion to the number of shares of Common Stock held by them.

Section 4. Stockholders’ Consent in Lieu of Meeting.

Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the Maryland General Corporation Law (the “MGCL”) and set forth in the Bylaws of the Corporation (the “Bylaws”).

Section 5. Charter and Bylaws.

The rights of all Stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

Section 6. General Provisions.

A. Interpretation and Ambiguities. ~~The Board shall have the power tointerpret and to construe the provisions of this Article V, and in~~In the case of an ambiguity in the application of any of the provisions of Section 2 of this Article ~~V~~IV, including, without limitation, any definition contained in Section ~~1~~2(A)(1), the Board of Directors shall have the power to determine the application of the provisions of Section 2 of this Article ~~V~~IV, including, without limitation, any definition contained in Section 2(A)(1), with respect to any situation based on the facts known to it~~, and any such interpretation, construction or determination shall be final and binding on all interested parties, including the Stockholders~~. In the event Section 2 of this Article IV requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 2 of this Article IV. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 2(A) of this Article IV) acquired Beneficial or Constructive Ownership of Equity Stock in violation of Section 2(A)(2) of this Article IV, such remedies (as applicable) shall apply first to the shares of Equity Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Equity Stock based upon the relative number of the shares of Equity Stock held by each such Person.

B. Severability. If any provision of this Article ~~V~~IV or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE ~~V~~IV

THE BOARD OF DIRECTORS

Section 1. ~~Authorized~~ Number ~~and Initial~~of Directors.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The ~~authorized~~ number of directors of the Corporation ~~initially shall consist of not less than three, the minimum number required by the MGCL, and not more than 15 persons~~shall be nine, which number may be increased or decreased pursuant to the Bylaws ~~of the Corporation~~but shall never be less than the minimum number required by the MGCL.

Section 2. ~~Classified Board.~~Classification of Directors.

The directors of the Corporation ~~shall be and~~(other than any director elected solely by holders of one or more classes or series of Preferred Stock) are ~~hereby~~ divided into three Classes, designated “Class I,” “Class II” and “Class III,” respectively. The number of directors in each such class shall be as nearly equal in number as possible. ~~Each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting at which such director was elected, provided, however, that each initial director in Class I shall serve for a term ending on the date of the Annual Meeting held in 1997; each initial director in Class II shall serve for a term ending on the date of the Annual Meeting held in 1998; and each initial director in Class III shall serve for a term ending on the date of the Annual Meeting held in 1999.~~At each annual meeting of the Stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

The directors currently in office are:

Name	Class
J. Taylor Crandall	II
James F. Dannhauser	I
William S. Janes	II
Paul J. Klaassen	I
H. Cabot Lodge III	II
D. Ellen Shuman	III
Paul W. Whetsell	III
Bruce G. Wiles	I
James R. Worms	III

Section 3. ~~General Term of Office.~~

~~Notwithstanding the provisions of Section 2 of this Article VI, each director shall serve until such director’s successor is elected and qualifies or until such director’s death, retirement, resignation or removal. Section 4.~~ Removal of Directors.

~~A director~~Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of at least 75% of the votes entitled to be cast ~~for~~generally in the election of directors ~~at an annual meeting or at a special meeting of the stockholders called for the purpose of removing such director~~.

Section ~~5~~.4. Independent Directors.

A. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed 60 days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director’s term of office), a majority of the Board of Directors shall be comprised of persons (each such person an “Independent Director”) who are not officers or employees of the Corporation or the Operating Partnership or Affiliates (as hereinafter defined) of (i) any officers or employees of the Corporation or the Operating Partnership or of any advisor to the Corporation or the Operating Partnership under an advisory agreement, (ii) any lessee or contract manager of any property of the Corporation or the Operating Partnership or their respective subsidiaries, (iii) any subsidiary of the Corporation or the Operating Partnership, or (iv) any Person that is an Affiliate of the Corporation or the Operating Partnership.

B. For purposes of this Section ~~5~~,4, “Affiliate” of a Person shall mean (i) any Person that, directly or indirectly, controls or is controlled by or is under the common control with such other Person, (ii) any Person that owns, beneficially, directly or indirectly, five percent or more of the outstanding stock of such other Person, or (iii) any officer, director, employee, partner or trustee of such other Person or of any or of any Person controlling, controlled by or under common control with such Person (excluding directors and Persons serving in similar capacities who are not otherwise an Affiliate of such Person). The term “Person” means and includes any natural person, corporation, partnership, association, trust, limited liability company or any other legal entity. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

C. Notwithstanding anything herein to the contrary, no term or provision of this Section ~~5~~4 of Article ~~VI~~V may be added, amended or repealed in any respect without the affirmative vote of ~~all~~a majority of the Independent Directors.

Section ~~6.~~5. Board Authorization of Stock Issuances.

The Board of Directors ~~of the Corporation~~ may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the ~~charter~~Charter or the Bylaws.

Section ~~7.~~6. Certain Other Determinations by the Board of Directors.

The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the ~~charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court~~Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of ~~shares~~its stock or the payment of other distributions on ~~shares~~its stock; the amount of paid—in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the~~Corporation; and any matters~~ Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets, ~~of the Corporation~~ by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or the Bylaws or otherwise to be determined by the Board of Directors.

Section ~~8.~~7. Reserved Powers of the Board of Directors.

The enumeration and definition of particular powers of the Board of Directors included in this Article ~~VI~~V shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the ~~charter of the Corporation~~Charter, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE ~~VII~~VI

PROVISIONS FOR DEFINING, LIMITING AND REGULATING

CERTAIN POWERS OF THE CORPORATION AND OF THE

STOCKHOLDERS AND DIRECTORS

Section 1. No Preemptive Rights.

Except as may be specifically provided by the Board of Directors in setting the terms of classified or reclassified shares of stock or as may otherwise be provided by contract approved by the Board of Directors, no holder of shares of stock of the Corporation, shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the Corporation or any other security of the Corporation which it may issue or sell.

Section 2. Advisor Agreements.

Subject to such approval of Stockholders and other conditions, if any, as may be required by applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the

Corporation of one or more agreements with any Person (as defined in Article ~~V~~IV, Section ~~5~~4(B)) whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

Section 3. Other Activities of Management.

Certain of the officers and directors of the Corporation and their affiliates are continuously engaged in acquiring, developing, constructing, operating and managing real property. By virtue of these activities, opportunities to acquire, develop and own properties will become available to the officers and directors of the Corporation and their affiliates in the future. Any of the officers and directors of the Corporation and their affiliates may continue to engage in such activities, independently or with others, and the officers and directors of the Corporation and their affiliates shall have no obligation to make any such business opportunities available to the Corporation. The Corporation shall have no interest in any such business opportunities other than business opportunities which the officers and directors of the Corporation and their affiliates, in their sole discretion, have made available to the Corporation and in which the Corporation has invested.

Section 4. ~~REIT Qualification.~~Extraordinary Actions.

~~The Board of Directors shall use commercially reasonable efforts to cause the Corporation and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to a REIT. In furtherance of the foregoing, the Board of Directors shall use commercially reasonable efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Corporation as a REIT, provided, however, that if Article V has been amended in accordance with Section 2(E) of Article V in order to terminate the REIT status of the Corporation, the Board of Directors shall revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.~~

~~Section 5. Stockholder Voting Requirements.~~

~~Notwithstanding any provision of law to the contrary, except~~Except as otherwise specifically provided herein, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on ~~any matter or act requiring approval of the Stockholders of the Corporation shall be sufficient, valid and effective, after due authorization, approval or advice by the Board of Directors, to approve and authorize such matter or act~~the matter.

ARTICLE ~~VIII~~VII

INDEMNIFICATION, ADVANCE OF EXPENSES

AND LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

Section 1. Indemnification and Advance of Expenses.

A. Mandatory Indemnification and Advance of Expenses. To the fullest extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay on behalf of or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, real estate investment trust, partnership, limited liability company, association, joint venture, trust or other enterprise. To the fullest extent permitted by Maryland law, the indemnification provided herein shall include reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses as set forth in the first sentence of this Section 1(A) of this Article ~~VIII~~VII to a person who served a predecessor of the Corporation in any of the capacities described in the first sentence of this Section 1(A) of this Article ~~VIII~~VII and to agents and employees of the Corporation and any predecessor ~~Corporation~~.

B. Insurance. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any ~~such~~ person described in Section 1(A) of this Article VII against any liability which may be asserted against such person~~, as described in Section 1(A) of this Article VIII,~~ and on any obligation of the Corporation to indemnify or advance expenses pursuant to the ~~charter~~Charter or the Bylaws ~~of the Corporation~~ or any resolution of the Board of Directors or contract to which the Corporation is a party.

C. Non-Exclusivity. The rights provided herein shall not be deemed to limit the right of the Corporation to indemnify or advance expenses to any other person to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification or advances of expenses from the Corporation may be entitled under any agreement, the Bylaws ~~of the Corporation~~, a resolution of Stockholders or the Board of Directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 2. Limitation of Liability.

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no present or former director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages.

Section 3. Effect of Amendment.

Neither the amendment nor the repeal of this Article ~~VIII~~VII, nor the adoption or the amendment of any other provision of the ~~charter~~Charter or the Bylaws ~~of the Corporation~~ inconsistent with this Article ~~VIII~~VII, shall apply to or affect in any respect the applicability of the provisions of this Article ~~VIII~~VII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE ~~IX~~VIII

AMENDMENTS

A. Right to Amend ~~Articles. Subject to the provisions hereof, the~~ Charter. The Corporation reserves the right ~~at any time, and from time to time, to amend, alter, repeal, or rescind any provision contained herein, including but not limited to the provisions setting forth the terms or the~~from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract ~~and other rights of the issued and outstanding stock of the Corporation of any class or series, in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Maryland at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and allcontract or other rights,~~

~~preferences and privileges of whatsoever nature~~rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred ~~upon~~by the Charter on Stockholders, directors~~, officers, employees or any other persons whomsoever by and pursuant to the charter of the Corporation, in its present form or as hereafter amended,~~ and officers are granted subject to this reservation.

B. Certain Amendments Requiring Special Stockholder Vote. Any provision of the ~~charter of the Corporation~~Charter to the contrary notwithstanding:

1. prior to the Restriction Termination Date, no term or provision of the ~~charter of the Corporation~~Charter may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Corporation not to qualify as a REIT under the Code; and

2. Article ~~VI~~V, Section ~~2 (classification~~3 (removal of directors)~~, Section 4 (removal of directors), Section 5 (independent directors); Article VII, Section 1 (no preemptive rights); Article VIII (indemnification, advance of expenses and limitation of liability of officers); and this Article IX (amendments~~ and this Paragraph B of Article VIII (certain amendments requiring special stockholder vote) shall not be amended or repealed; ~~and~~

~~3. no provisions imposing cumulative voting in the election of directors may be added to the charter of the Corporation;~~

unless in each such case, such action is approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 200,000,000, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $2,000,000.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 400,000,000, consisting of 300,000,000 shares of Common Stock, $0.01 par value per share, and 100,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $4,000,000.

NINTH: The undersigned Chief Executive Officer and Chairman of the Board acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer and Chairman of the Board acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and Chairman of the Board and attested to by its Secretary on this              day of             , 2004.

ATTEST:		MERISTAR HOSPITALITY CORPORATION

(SEAL)
Name:	Jerome J. Kraisinger	Name:	Paul W. Whetsell
Title:	Secretary	Title:	Chief Executive Officer and Chairman of the Board

PROXY

MERISTAR HOSPITALITY CORPORATION

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), hereby appoints Paul W. Whetsell and Jerome J. Kraisinger, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on September 23, 2004, at 10:00 a.m., Eastern Daylight Savings Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if physically present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Proxy Statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE PROPOSAL TO AMEND AND RESTATE THE CHARTER OF THE COMPANY, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY USE THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

SEE REVERSE SIDE

The Board of Directors recommends votes “FOR” the amendment and restatement of the charter of the Company, as more fully set forth in the accompanying Proxy Statement.

☒ Please mark votes as in this example.

(1)	The amendment and restatement of the charter of the Company, as described in the accompanying Proxy Statement.

FOR ☐            AGAINST ☐            ABSTAIN ☐

(2)	The transaction of any other business that may properly come before the meeting in the discretion of the proxy holder(s).

☐ CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, Administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation or other entity, please sign in full entity name by a duly authorized officer.	Dated: , 2004

(SIGNATURE)	(SIGNATURE)

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW